EXHIBIT 10.32
AMENDMENT NUMBER ONE
TO THE
CLEAR SKIES SOLAR, INC.
2008 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

THIS AMENDMENT TO THE CLEAR SKIES SOLAR, INC. 2008 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN (this “Amendment”), dated as of  November ____, 2008 is made and entered into by Clear Skies Solar, Inc., a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Clear Skies Solar, Inc. 2008 Non-Employee Directors Compensation Plan (the “Plan”).

RECITALS

WHEREAS, Section 8 of the Plan provides that the Board may amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to allow the Board to make discretionary grants of Options to the non-employee directors of the Company.

NOW, THEREFORE, in accordance with Section 8 of the Plan, the Company hereby amends the Plan as follows:

1.           Section 2 of the Plan is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 2:

2.	Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Company and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board (the “Board”).  Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time subject to the terms of the Plan and any applicable limitations imposed by law.  The Board shall have authority to administer the Plan subject to the provisions of the Plan but, except as otherwise provided in Section 7(b) below, shall have no authority, discretion or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted upon exercise of options or the time at which such options are to be granted, to establish the duration of option grants, or to alter other terms or conditions specified in the Plan.  All questions of interpretation of the Plan or of any options granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

2.           Section 7 of the Plan is hereby amended by inserting the following new subparagraph (b) after subparagraph (a) and re-lettering the existing subparagraphs (b) – (f) accordingly:

(b)           Discretionary Grant of Options.  In addition to the Options granted pursuant to Section 7(a) above, subject to execution by the relevant Non-Employee Director of an appropriate Option Agreement for each Option, Options may be granted to Non-Employee Directors at any time and from time to time as may be determined by the Board.  The Board, upon its own action, may from time to time grant, but is not required to grant, additional Options to any Non-Employee Directors.  The Board shall have discretion in determining the Non-Employee Directors to whom additional Options will be granted, the number of shares of Stock subject to such Options granted to such participants, and the time in which such Options shall become exercisable.  The Board’s determinations and the terms and provisions of such Options need not be uniform and may be made by it selectively among the Non-Employee Directors who may receive additional Options pursuant to this Section 7(b).

3.             Section 7(b) of the Plan (Section 7(c) after this Amendment) is hereby amended by substituting “Section 7(c)” in lieu of the reference to “Section 6(c)” therein.

4.             Section 7(d)(i) of the Plan (Section 7(e)(i) after this Amendment) is hereby amended by substituting “Section 7(e)(ii)” in lieu of the reference to “Section 6(d)(ii)” therein.

5.             Section 7(d)(iv) of the Plan (Section 7(e)(iv) after this Amendment) is hereby amended by substituting “Section 7(e)(ii)” in lieu of the reference to “Section 6(d)(ii)” therein.

6.             Section 7(f)(iv) of the Plan (Section 7(g)(iv) after this Amendment) is hereby amended by substituting “Section 7(g)” in lieu of all references to “Section 6(f)” therein.

7.             Section 10(b) of the Plan is hereby amended by substituting “Section 7(e)” in lieu of the reference to “Section 6(d)” therein.

8.             Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

CLEAR SKIES SOLAR, INC.

By:
Its:

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